Exhibit 99.(d)(3)

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

NINTH AMENDMENT TO Management Agreement

The attached amended and restated Schedule B to change the name of the American Beacon Global Evolution Frontier Markets Income Fund to the American Beacon Frontier Markets Income Fund is hereby incorporated into the Management Agreement dated April 4, 2016, as amended, by and between the American Beacon Funds and the American Beacon Select Funds, each a Massachusetts business trust (each, a “Trust”), on behalf of each Fund of a Trust listed on Schedule B hereto, as may be amended from time to time (each, a “Fund”), and American Beacon Advisors, Inc., a Delaware corporation, and supersedes any prior Schedule B to the Agreement.

Dated: June 28, 2018

AMERICAN BEACON FUNDS		AMERICAN BEACON ADVISORS, INC.
AMERICAN BEACON SELECT FUNDS
By:	/s/ Gene L. Needles, Jr.	By:	/s/ Jeffrey K. Ringdahl
	Gene L. Needles, Jr.		Jeffrey K. Ringdahl
	President		Chief Operating Officer

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

Management Agreement

SCHEDULE B

Fund	Effective Date	Fee Schedule	Grandfathered Fund
American Beacon Balanced Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Flexible Bond Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon International Equity Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Large Cap Value Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Mid-Cap Value Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Small Cap Value Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Alpha Quant Core Fund	3/22/2017	Traditional - Single Manager	n/a
American Beacon Alpha Quant Dividend Fund	3/22/2017	Traditional - Single Manager	n/a
American Beacon Alpha Quant Quality Fund	3/22/2017	Traditional - Single Manager	n/a
American Beacon Alpha Quant Value Fund	3/22/2017	Traditional - Single Manager	n/a
American Beacon Acadian Emerging Markets Managed Volatility Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon ARK Transformational Innovation Fund	1/27/2017	Traditional - Single Manager	n/a
American Beacon Bahl & Gaynor Small Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Bridgeway Large Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Bridgeway Large Cap Value Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Crescent Short Duration High Income Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Garcia Hamilton Quality Bond Fund	4/4/2016	Traditional - Single Manager	n/a
American Beacon GLG Total Return Fund	5/20/2016	Traditional - Single Manager	n/a
American Beacon Frontier Markets Income Fund	6/19/2018	Traditional - Multiple Manager	n/a
American Beacon SGA Global Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Shapiro Equity Opportunities Fund	9/12/2017	Traditional - Single Manager	n/a
American Beacon Shapiro SMID Cap Equity Fund	9/12/2017	Traditional - Single Manager	n/a
American Beacon SiM High Yield Opportunities Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Sound Point Floating Rate Income Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Stephens Mid-Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Stephens Small Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon The London Company Income Equity Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon TwentyFour Strategic Income Fund	4/3/2017	Traditional - Single Manager	n/a
American Beacon Zebra Small Cap Equity Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon AHL Managed Futures Strategy Fund	5/29/2016	Alternative Investments	Yes
American Beacon Ionic Strategic Arbitrage Fund	5/29/2016	Alternative Investments	Yes
American Beacon Numeric Integrated Alpha Fund	11/01/2016	Alternative Investments	n/a
American Beacon Grosvenor Long/Short Fund	5/29/2016	Grosvenor Fund	n/a

Dated: April 24, 2019

B-1